UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Unit Purchase Agreement

On October 14, 2021, WBA Acquisition 4, LLC (“Walgreens”), a subsidiary of Walgreens Boots Alliance, Inc. (the “Company”), entered into a Class D Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”), by and among Walgreens, Village Practice Management Company, LLC (“VillageMD”) and, for certain purposes specified therein, the Company and another of its subsidiaries and certain other members of VillageMD (the “Specified Members”).

Pursuant to the terms and subject to the conditions set forth in the Unit Purchase Agreement, in exchange for $5.2 billion in aggregate consideration (the “Purchase Price”), Walgreens will increase its existing stake in VillageMD by acquiring Class D Preferred Units of VillageMD and, at the election of certain Specified Members, securities of the electing Specified Members corresponding to the rights and obligations of Class D Preferred Units held by such Specified Members (collectively, the “Transaction”). The Transaction is contemplated to increase the Company’s beneficial ownership of the outstanding equity interests of VillageMD from approximately 30% to approximately 63% on a fully diluted basis. The Purchase Price payable in connection with the consummation of the Transaction will be comprised of (i) $4.0 billion in cash and (ii) a promissory note in the principal amount of $1.2 billion.

The Company expects to fund the cash portion of the Purchase Price through a combination of cash on hand and amounts available under the Facility, as further described in Item 8.01 herein. Following the consummation of the Transaction, the Company will consolidate VillageMD for purposes of its consolidated financial statements.

The consummation of the Transaction is subject to customary closing conditions, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Unit Purchase Agreement contains certain termination rights of Walgreens and VillageMD and, upon the termination of the Unit Purchase Agreement under specified circumstances, including the failure of the applicable waiting period under the HSR Act to expire or terminate by a specified outside date or the Transaction otherwise being prohibited pursuant to a government order under the HSR Act, Walgreens will be required to pay VillageMD a termination fee of $150 million.

The Company has additionally agreed to appoint one member of the board of managers of VillageMD to the board of directors of the Company (the “Board of Directors”) in connection with, and effective no later than, the consummation of the Transaction. Pursuant to the terms of the Unit Purchase Agreement, such appointee will be selected by certain founding members of VillageMD, and is subject to the approval of the Nominating and Governance Committee of the Board of Directors.

The foregoing description of the Unit Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Unit Purchase Agreement were made solely for the benefit of the parties to the Unit Purchase Agreement for the purpose of allocating contractual risk between those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of Walgreens, VillageMD or any of their respective subsidiaries or affiliates, including the Company.

Seventh Amended and Restated Limited Liability Company Agreement

In connection with the consummation of the Transaction, VillageMD and its members, including Walgreens and certain other subsidiaries of the Company, will amend and restate in its entirety the existing Sixth Amended and Restated Limited Liability Company Agreement of VillageMD, dated as of December 30, 2020 (such amendment and restatement, the “Seventh A&R LLCA”). Among other things, the Seventh A&R LLCA provides that the majority of the members of the board of managers of VillageMD are to be designated by the Company and certain of its affiliates. The Seventh A&R LLCA further provides that, following the Transaction, the board of managers of VillageMD form a committee to approve and execute an initial public offering of the equity securities of VillageMD, with pricing thereof to occur in 2022, subject to certain exceptions.

The foregoing description of the Seventh A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Seventh A&R LLCA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 14, 2021, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing the Transaction.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 8.01.	Other Events.

Facility Commitment Letter

On October 14, 2021, the Company entered into a facility commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“BofA”) pursuant to which BofA has committed to provide a senior unsecured multi-tranche delayed draw term loan credit facility (the “Facility”), consisting of (i) a 364-day senior unsecured delayed draw term loan facility in an aggregate principal amount of $2.0 billion, (ii) a two-year senior unsecured delayed draw term loan facility in an aggregate principal amount of $2.0 billion and (iii) a three-year senior unsecured delayed draw term loan facility in an aggregate principal amount of $1.0 billion. An aggregate amount of $3.0 billion or more of the Facility is for the purpose of funding the consideration for the Transaction and paying fees and expenses related to the foregoing, and the remainder can be used for general corporate purposes.

The commitments under the Commitment Letter are subject to customary conditions, including the execution and delivery of definitive documentation with respect to the credit agreement in accordance with the terms set forth in the Commitment Letter.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Class D Preferred Unit Purchase Agreement, dated as of October 14, 2021, by and among WBA Acquisition 4, LLC, WBA Financial, LLC, Walgreens Boots Alliance, Inc., Village Practice Management Company, LLC and certain members of Village Practice Management Company, LLC *

10.1	Form of Seventh Amended and Restated Limited Liability Company Agreement of Village Practice Management Company, LLC*

99.1	Press Release issued by Walgreens Boots Alliance, Inc. on October 14, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL)

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Items 601(a)(5) of Regulation S-K, and Walgreens Boots Alliance, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report that are not historical including, without limitation, those regarding the closing and anticipated effects of the Transaction and the entering into the Facility, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “pilot,” “project,” “intend,” “plan,” “goal,” “target,” “aim,” “continue,” “ “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2021 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: October 14, 2021	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President and Corporate Secretary